Exhibit 99.1

CALLIDUS SOFTWARE INC.
EXECUTIVE INCENTIVE BONUS PLAN

(effective January 27, 2014)

1.             Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 3 hereof.

(b)           “Board” means the board of directors of the Company.

(c)           “Bonus” means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 5 below.

(d)           “Bonus Formula” means as to any Performance Period, the formula established by the Administrator pursuant to Section 5 in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of Performance Goals. The formula may differ from Participant to Participant or business group to business group. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Goals have been achieved.

(e)           “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)            “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(g)           “Company” means Callidus Software Inc., a Delaware corporation.

(h)           “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(i)            “Director” means a member of the board of directors of the Company.

(j)            “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or protected as a matter of local law or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)           “Outside Director” means a Director who is not an Employee.

(l)            “Participant” means any Service Provider who has been selected by the Board or the Committee to participate in the Plan for a given Performance Period.

(m)          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n)           “Performance Criteria” means the criteria (and adjustments) that the Administrator selects for a Bonus for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

CALLIDUS SOFTWARE INC.

EXECUTIVE INCENTIVE BONUS PLAN

(o)           “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an affiliate, division, business unit or an individual.  The achievement of each Performance Goal shall be determined in accordance with applicable accounting standards.

(p)           “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Bonus.

(q)           “Plan” means this Executive Incentive Bonus Plan.

(r)            “Predetermination Date” means, for a Performance Period, the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Criteria for the Performance Period is substantially uncertain at such time.

(s)            “Service Provider” means an Employee or Consultant.

(t)            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Administration of the Plan.

(a)           The Plan shall be administered by the Board or a Committee, including a committee of Outside Directors, whther or not they meet the requirements of Seciton 162(m) of the Code, appointed by the Board.

(b)           The Administrator shall be responsible for the general administration and interpretation of this Plan and for carrying out its provisions, including the authority to construe and interpret the terms of this Plan, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of Plan participation and distribution of Bonuses and adopt rules, regulations and to take such actions as it deems necessary or desirable for the proper administration of this Plan. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

(c)           All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

4.             Term of Plan.  The Plan shall become effective as determined by the Board and shall continue in effect unless sooner terminated under Section 9 of the Plan.

5.             Determination of Bonuses.

(a)           Prior to the Predetermination Date for a Performance Period, the Administrator shall designate or approve in writing, the following: applicable Performance Period for each Participant or group of Participants; positions or names of Service Providers who will be Participants for their respective Performance Periods; and applicable Bonus Formula for each Participant or group of Participants.

(b)           Bonuses shall be based upon objectively determinable formulas established in accordance with the provisions hereof.  No Bonus shall exceed $5,000,000 with respect to any calendar year.

(A)          The Board or the Committee shall select the Performance Criteria that shall be used to establish Performance Goals from the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention or results of customer satisfaction surveys; and (xxv) sales-related goals, any of which may be measured on a GAAP or non-GAAP basis, either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(B)          The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in accounting principles or business conditions.

(c)           Bonuses may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

6.             Payment of Bonuses.

(a)           Timing of Distributions. The Company shall distribute amounts payable to Participants as soon as is administratively practicable following the determination thereof by the Administrator for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends.

(b)           Payment. The payment of a Bonus, if any (as determined by the Administrator at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee on the Company’s payroll, or that a Participant other than an employee be a Service Provider, on the date that such Bonus is paid, subject to subsection (c) below. Additionally, the Administrator may make exceptions to the foregoing active employment requirement in the case of death or disability, or in the case of a corporate change in control, in each case as determined by the Administrator. The Bonus shall be payable in cash.

(c)           Change in Status. A Participant who has a change in status that results in being ineligible to participate in this Plan in a Performance Period may receive a prorated Bonus, if any (as determined by the Administrator at the end of the Performance Period, in its sole discretion), under this Plan; the method in which a Bonus is prorated shall be determined by the Administrator in its sole discretion.

(d)           Code Section 409A. To the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and, good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Administrator.  Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations under Section 409A of the Code.

7.             Right to Receive Payment.  Each Bonus under this Plan shall be paid solely from general assets of the Company. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to, or form of, payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Except as may otherwise be provided for in Section 6(c) above, in the event a Participant terminates employment with the Company prior to the end of a Performance Period he or she shall not be entitled to the payment of a Bonus for the applicable Performance Period.

8.             No Additional Participant Rights.  Neither the Plan nor any Bonus shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiary, nor shall it interfere in any way with his or her right or the right of the Company or its Subsidiary, as appropriate, to terminate such relationship at any time, with or without cause. No person shall have claim to a Bonus under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. The benefits provided for Participants under this Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. The employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company, in accordance with the terms and conditions of the Participant’s employment agreement.

9.             Amendment and Termination of the Plan.  The Board may at any time amend, alter, suspend or terminate the Plan.

10.          General Provisions.

(a)           Tax Withholding.  The Administrator shall require payment of any amount the Company may determine to be necessary to withhold for any income, employment or social insurance taxes or contributions, as applicable, as a result of a distribution pursuant to this Plan.

(b)           Successors. All obligations of the Company under this Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(c)           Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

(d)           Severability. If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect.

(e)           Governing Law. This Plan shall be governed by the laws of the State of Delaware.